Exhibit 99.1

AV Homes Reports Results for First Quarter 2018

Reaffirms Full Year 2018 Outlook

First Quarter 2018 Highlights - as compared to the prior year first quarter (unless otherwise noted)

•	Net new order value increased 13% to $242.0 million on a 10% increase in units
•	Backlog increased 18% to 1,064 units with a value of $350.9 million
•	Average selling price for homes delivered increased 3% to $331,000 per home
•	Homes delivered decreased by 5% to 438 units
•	Homebuilding revenue decreased 2% to $145.1 million
•	Loss per share of $0.10, compares to earnings per share of $0.11
•	Communities with deliveries increased to 64 from 57 and selling communities increased to 73 from 55

Scottsdale, AZ (April 26, 2018) – AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of residential communities in Florida, the Carolinas, Arizona and Texas today announced results for its first quarter ended March 31, 2018.  Total revenue for the first quarter of 2018 decreased 2% to $152.0 million from $155.5 million in the first quarter of 2017.  The net loss of $2.3 million, or $0.10 per share in the first quarter of 2018 compares to net income of $2.4 million and diluted earnings per share of $0.11 for the first quarter 2017.

Roger A. Cregg, President and Chief Executive Officer, commented, “We are pleased with our first quarter operating performance as average selling prices increased 3%, net new orders increased 10% and backlog increased 18%. Our gross margins for the quarter, adjusted for the Dallas acquisition purchase accounting, have improved sequentially over the past several quarters and we remain in a strong liquidity position.”

Mr. Cregg continued, “We are excited about the opportunities in our business for 2018, as evidenced by the reaffirmation of our guidance for the year. Overall, our outlook continues to remain positive, supported by a favorable macroeconomic and housing environment.”

The decrease in total revenue was driven by lower unit volume, partially offset by higher average selling prices due to price increases.  During the first quarter of 2018, the Company delivered 438 homes, compared to 462 homes delivered during the first quarter of 2017, and the average unit price per closing improved 3% to approximately $331,000 from approximately $322,000 in the first quarter of 2017.

Homebuilding gross margin was 16.7% in the first quarter of 2018, including a 20 basis point negative impact from the purchase accounting for Oakdale-Hampton Homes, compared to 17.4% in the first quarter of 2017 with margin improvements in Florida and Arizona being more than offset by lower margins in the Carolinas.

Total SG&A expense as a percent of homebuilding revenue was 17.6% in the first quarter of 2018 compared to 15.0% in the first quarter of 2017.  Homebuilding SG&A expense as a percentage of homebuilding revenue was 14.3% in the first quarter of 2018, compared to 11.9% in the first quarter of 2017.  Corporate general and administrative expenses as a percentage of homebuilding revenue was 3.3% in the first quarter of 2018 compared to 3.1% in the same period a year ago.

Interest expense increased to $3.4 million in the first quarter of 2018 compared to $837,000 in the first quarter of 2017 due to the $200 million of incremental debt issued in June 2017 in connection with the refinancing which increased the company’s liquidity, reduced its interest cost and extended its debt maturities. The company had cash and cash equivalents of $175 million at March 31, 2018 and was undrawn on its $155 million senior secured credit facility.

The number of new housing contracts signed, net of cancellations, during the three months ended March 31, 2018 increased 10.1% to 731, compared to 664 units during the same period in 2017.  The increase in housing contracts was primarily attributable to the increase in selling communities to 73 from 55 and better absorption rates in Florida and Arizona.  The average sales price on contracts signed in the first quarter of 2018 increased 2.5% to approximately $331,000 from approximately $323,000 in the first quarter of 2017.  The aggregate dollar value of the contracts signed during the first quarter increased 12.7% to $242.0 million, compared to $214.8 million during the same period one year ago.  The backlog value of homes under contract but not yet closed as of March 31, 2018 increased to $350.9 million on 1,064 units, compared to $305.1 million on 905 units as of March 31, 2017.

Original Full Year 2018 Outlook Reaffirmed

•	Communities with closings are expected to be approximately 75;
•	Closings are expected to increase 20% to approximately 3,000 units;
•	Average Selling Price (ASP) on homes closed is expected to increase 3% to approximately $340,000;
•	Homebuilding gross margin is expected to increase 100 bps to approximately 18%, inclusive of approximately 2.8% of previously capitalized interest cost and excluding any effect of purchase accounting;
•	SG&A is expected to improve 10 bps to approximately 12.8% of homebuilding revenue;
•	Interest expense is expected to be approximately $8 million;
•	Income from mortgage company joint venture is expected to be approximately $1 million;
•	Pre-tax income of approximately $48 million;
•	Effective tax rate is expected to be approximately 25%, with minimal cash taxes paid due to the NOL position;
•	Net income is expected to improve to approximately $36 million;
•	Adjusted EBITDA is expected to increase 30% to approximately $90 million.

The Company will hold a conference call and webcast on Friday, April 27, 2018 to discuss its first quarter financial results.  The conference call will begin at 8:30 a.m. EDT.  The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on April 27, 2018 beginning at 11:30 a.m. EDT and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 3774929. The telephonic replay will be available until May 4, 2018. The webcast, which can be accessed by going to the Investor Relations section of AV Homes’ website at www.avhomesinc.com, is accompanied by an Investor Presentation.  A replay of the original webcast will be available shortly after the call.

AV Homes, Inc. is engaged in homebuilding and community development in Florida, the Carolinas, Arizona and Texas. Its principal operations are conducted in the greater Orlando, Jacksonville, Charlotte, Raleigh, Phoenix and Dallas-Fort Worth markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

This news release, the conference call, webcast and other related items contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the homebuilding industry and its dependence on broader economic conditions; availability and suitability of undeveloped land and improved lots; ability to develop communities within expected timeframes; increases in interest rates and availability of mortgage financing; the impact of the Tax Cuts and Jobs Act on homebuyer demand; elimination or reduction of tax benefits associated with home ownership; the prices and supply of building materials; the availability and skill of subcontractors; our ability to successfully integrate acquired businesses; effect of our expansion efforts on our cash flows and profitability; competition for home buyers, properties, financing, raw materials and skilled labor; our ability to access sufficient capital; our ability to generate sufficient cash to service our indebtedness; terms of our financing documents that may restrict our operations and corporate actions; fluctuations in interest rates; our current level of indebtedness and potential need for additional financing; our ability to purchase outstanding notes upon certain fundamental changes; our ability to obtain letters of credit and surety bonds; cancellations of home sale orders; the geographic concentration of our operations; inflation affecting homebuilding costs or deflation affecting declines in spending and borrowing levels; warranty and construction defect claims; health and safety incidents in homebuilding activities; the seasonal nature of our business; impacts of weather conditions and natural disasters; resource shortages and rate fluctuations; value and costs related to our land and lot inventory; overall market supply and demand for new homes; our ability to recover our costs in the event of reduced home sales; conflicts of interest involving our largest stockholder; contractual restrictions under a stockholders agreement with our largest stockholder; dependence on our senior management; effects of government regulation of development and homebuilding projects; development liabilities that may impose payment obligations on us; our ability to utilize our deferred income tax asset; impact of environmental changes and governmental actions in response to environmental changes; dependence on digital technologies and related cyber risks; future sales or dilution of our equity; impairment of intangible assets; and other factors described in our most recent Annual Report on Form 10-K for and our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call, the Investor Presentation and the webcast. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Homebuilding	$145,145	$148,660
Amenity and other	4,818	4,637
Land sales	2,045	2,251
Total revenues	152,008	155,548

Expenses
Homebuilding cost of revenue	120,977	122,865
Amenity and other	5,244	4,330
Land sales	231	982
Total real estate expenses	126,452	128,177
Selling, general and administrative expenses	25,515	22,371
Interest income and other	(269)	(5)
Interest expense	3,391	837
Total expenses	155,089	151,380

Income (loss) before income taxes	(3,081)	4,168
Income tax expense (benefit)	(738)	1,729
Net income (loss)	$(2,343)	$2,439

Basic earnings (loss) per share	$(0.10)	$0.11
Basic weighted average shares outstanding	22,570	22,471

Diluted earnings (loss) per share	$(0.10)	$0.11
Diluted weighted average shares outstanding	22,570	22,718

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2018	2017
Assets	(unaudited)
Cash and cash equivalents	$175,187	$240,990
Restricted cash	1,329	1,165
Receivables	7,827	13,702
Land and other inventories	668,557	603,851
Property and equipment, net	37,786	32,664
Prepaid expenses and other assets	16,798	17,117
Deferred tax assets, net	71,116	70,365
Goodwill	38,903	30,290
Total assets	$1,017,503	$1,010,144

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$39,299	$35,810
Accrued and other liabilities	33,055	29,193
Customer deposits	12,609	9,507
Estimated development liability	31,446	31,556
Senior debt, net	472,597	472,108
Total liabilities	589,006	578,174

Stockholders’ Equity
Common stock, par value $1 per share	22,459	22,475
Additional paid-in capital	405,507	404,859
Retained earnings	3,550	7,655
	431,516	434,989
Treasury stock	(3,019)	(3,019)
Total stockholders’ equity	428,497	431,970
Total liabilities and stockholders’ equity	$1,017,503	$1,010,144

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Supplemental Information

(in thousands)

The following table represents a reconciliation of the net income (loss) and weighted average shares outstanding for the calculation of basic and diluted earnings (loss) per share for the three months ended March 31, 2018 and 2017:

	Three Months Ended
	March 31,
	2018	2017
Numerator:
Basic net income (loss)	$(2,343)	$2,439
Effect of dilutive securities	—	—
Diluted net income (loss)	$(2,343)	$2,439

Denominator:
Basic weighted average shares outstanding	22,570	22,471
Effect of dilutive securities	—	247
Diluted weighted average shares outstanding	22,570	22,718

Basic earnings (loss) per share	$(0.10)	$0.11
Diluted earnings (loss) per share	$(0.10)	$0.11

The following table represents interest incurred, interest capitalized, and interest expense for the three months ended March 31, 2018 and 2017:

	Three Months Ended
	March 31,
	2018	2017
Interest incurred	$8,518	$6,205
Interest capitalized	(5,127)	(5,368)
Interest expense	$3,391	$837

The following table represents depreciation and amortization expense and the amortization of previously capitalized interest for the three months ended March 31, 2018 and 2017:

	Three Months Ended
	March 31,
	2018	2017
Depreciation and amortization (1)	$1,375	$881
Amortization of previously capitalized interest	3,801	4,485

(1) Depreciation and amortization does not include the amortization of debt issuance costs, which is recorded in interest expense.

The following table provides a comparison of certain financial data related to our operations for the three months ended March 31, 2018 and 2017 (in thousands):

	Three Months Ended
	March 31,
	2018	2017
Operating income:
Florida
Revenues:
Homebuilding	$58,103	$70,487
Amenity and other	4,818	4,637
Land sales	2,045	1,469
Total revenues	64,966	76,593
Expenses:
Homebuilding cost of revenue	45,077	55,994
Homebuilding selling, general and administrative	9,102	9,298
Amenity and other	5,222	4,307
Land sales	231	196
Segment operating income	$5,334	$6,798

Carolinas
Revenues:
Homebuilding	$53,904	$46,845
Land sales	—	782
Total revenues	53,904	47,627
Expenses:
Homebuilding cost of revenue	48,163	40,133
Homebuilding selling, general and administrative	6,957	5,023
Land sales	—	786
Segment operating income (loss)	$(1,216)	$1,685

Arizona
Revenues:
Homebuilding	$25,246	$31,328
Total revenue	25,246	31,328
Expenses:
Homebuilding cost of revenue	21,134	26,738
Homebuilding selling, general and administrative	3,125	3,371
Amenity and other	22	23
Segment operating income	$965	$1,196

Texas
Revenues:
Homebuilding	$7,892	$—
Total revenue	7,892	—
Expenses:
Homebuilding cost of revenue	6,603	—
Homebuilding selling, general and administrative	1,587	—
Segment operating loss	$(298)	$—

Operating income	$4,785	$9,679

Unallocated income (expenses):
Interest income and other	269	5
Corporate general and administrative expenses	(4,744)	(4,679)
Interest expense	(3,391)	(837)
Income (loss) before income taxes	(3,081)	4,168
Income tax expense (benefit)	(738)	1,729
Net income (loss)	$(2,343)	$2,439

Data from closings for the Florida, Carolinas, Arizona and Texas segments for the three months ended March 31, 2018 and 2017 is summarized as follows (dollars in thousands):

			Average
	Number		Price
For the three months ended March 31,	of Units	Revenues	Per Unit
2018
Florida	197	$58,103	$295
Carolinas	145	53,904	372
Arizona	70	25,246	361
Texas	26	7,892	304
Total	438	$145,145	331

2017
Florida	247	$70,487	$285
Carolinas	122	46,845	384
Arizona	93	31,328	337
Texas	—	—	—
Total	462	$148,660	322

Data from contracts signed for the Florida, Carolinas, Arizona and Texas segments for the three months ended March 31, 2018 and 2017 is summarized as follows (dollars in thousands):

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
For the three months ended March 31,	Signed	Cancellations	Cancellations	Value	Unit
2018
Florida	355	(31)	324	$92,718	$286
Carolinas	266	(34)	232	89,851	387
Arizona	169	(22)	147	47,712	325
Texas	59	(31)	28	11,747	420
Total	849	(118)	731	$242,028	331

2017
Florida	402	(39)	363	$105,046	$289
Carolinas	205	(20)	185	70,315	380
Arizona	141	(25)	116	39,425	340
Texas	—	—	—	—	—
Total	748	(84)	664	$214,786	323

Backlog for the Florida, Carolinas, Arizona and Texas segments as of March 31, 2018 and 2017 is summarized as follows (dollars in thousands):

			Average
	Number	Dollar	Price
As of March 31,	of Units	Volume	Per Unit
2018
Florida	499	$146,872	$294
Carolinas	289	110,655	383
Arizona	227	74,701	329
Texas	49	18,675	381
Total	1,064	$350,903	330

2017
Florida	458	$135,832	$297
Carolinas	255	103,761	407
Arizona	192	65,549	341
Texas	—	—	—
Total	905	$305,142	337